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                                                                    EXHIBIT 23.5

                 CONSENT OF INDEPENDENT BDO INTERNATIONAL GMBH

Baumgartner + Partner Personalberatung GmbH
Sindelfingen, Germany

    We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated June 20, 2000, relating to the financial statements of Baumgartner & Partner Personalberatung GmbH.

    We also consent to the reference to us under the caption "Experts" in the Prospectus constituting a part of this Registration Statement.

                                          /s/ BDO International GmbH
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                                          BDO International GmbH

Frankfurt am Main, Germany
July 19, 2000